UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

LEHMAN BROTHERS HOLDINGS INC. PLAN TRUST

(Exact name of registrant as specified in its charter)

Delaware	1-9466	30-6315144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1271 Avenue of the Americas New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

As previously disclosed, on September 15, 2008, Lehman Brothers Holdings Inc. (“LBHI”) filed a voluntary petition for relief under Chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Together with the Chapter 11 cases thereafter filed by certain subsidiaries (collectively with LBHI, the “Debtors”), the cases are being jointly administered under the case caption In re Lehman Brothers Holdings Inc., et. al., Case Number 08-13555 (the “Chapter 11 Proceeding”) pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure. On March 6, 2012, the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”) became effective.

As contemplated under the Plan, on April 27, 2012, LBHI, the Plan Administrator, filed the Balance Sheets as of December 31, 2011 and Accompanying Schedules (collectively, the “Balance Sheets”) of LBHI, Other Debtors and Debtor-Controlled Entities (collectively, the “Company”) with the Bankruptcy Court. A copy of the court filing is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statements Regarding Financial and Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Balance Sheets, as they were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Balance Sheets were not prepared in accordance with U.S. generally accepted accounting principles, were not audited or reviewed by independent accountants, will not be subject to audit or review by external auditors at any time in the future, are in a format consistent with applicable bankruptcy laws, and are subject to future adjustment and reconciliation. There can be no assurances that, from the perspective of an investor or potential investor in the Company’s securities, the Balance Sheets are accurate or complete. The Balance Sheets contain a further description of limitations on the information contained therein. The Balance Sheets also contain information which might not be indicative of the Company’s financial condition. Results set forth in the Balance Sheets should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation, the potential adverse impact of the Chapter 11 Proceeding on the Company’s liquidity or results of operations.

The Company’s informational filings with the Bankruptcy Court, including the Balance Sheets included in Exhibit 99.1, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. Such informational filings may be available electronically, for a fee, through the Bankruptcy Court’s Internet world wide web site (www.nysb.uscourts.gov), and/or free of cost, at a world wide web site maintained by the Company’s Bankruptcy Court-approved noticing agent (www.lehman-docket.com).

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Balance Sheets as of December 31, 2011 and Accompanying Schedules of Lehman Brothers Holdings Inc. and Other Debtors and Debtor-Controlled Entities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Lehman Brothers Holdings Inc. Plan Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC. PLAN TRUST

By Lehman Brothers Holdings Inc. as Plan Administrator

Date: May 1, 2012	By:	/s/ William J. Fox
	Name:	William J. Fox
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Balance Sheets as of December 31, 2011 and Accompanying Schedules of Lehman Brothers Holdings Inc. and Other Debtors and Debtor-Controlled Entities